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                                                                   Exhibit 23.01

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements pertaining to the Employee Qualified Stock Purchase Plan (Form S-8 No. 33-86454), Amended and Restated Stock Option Plan (Form S-8 No. 33-86290), 1995 Stock Option Plan (Form S-8 No. 33-93856) and the Stock Option Plan for Non-Employee Directors (Form S-8 No. 33-93844) of Interpore International of our report dated February 4, 1998, with respect to the consolidated financial statements and schedule of Interpore International included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                   /S/ ERNST & YOUNG LLP
Orange County, California
March 25, 1998